Contact:	Jim Sheehan	Martha Schaefer
	SeaChange PR	SeaChange IR
	1-978-897-0100 x3064	1-978-897-0100 x3030
	jim.sheehan@schange.com	martha.schaefer@schange.com

SEACHANGE ANNOUNCES SETTLEMENT AGREEMENT WITH RAMIUS
Edward Terino and Raghu Rau to Be Appointed to SeaChange Board of Directors

ACTON, Mass. (June 3, 2010) – SeaChange International, Inc. (NASDAQ: SEAC), the leading provider of software and hardware solutions for video-on-demand (VOD) television, announced today that it has reached an agreement with Ramius LLC and certain of its affiliates. Under the terms of the agreement, SeaChange will increase the size of its Board of Directors from six (6) to eight (8) members, and appoint Edward Terino and Raghu Rau to its Board. SeaChange will also nominate Edward Terino for election at the 2010 Annual Meeting of Shareholders, which is scheduled for July 15, 2010. As part of the settlement agreement, Ramius has withdrawn its nomination of director candidates to SeaChange’s Board and will vote in favor of each of the Board’s nominees for election at the 2010 Annual Meeting of Shareholders.

     “We welcome open dialogue with and input from our shareholders, and are pleased to have reached this agreement with Ramius,” commented Bill Styslinger, Chairman and CEO of SeaChange. “We are delighted to add Ed and Raghu to the Board, as each will bring extensive experience and a strong track record of leadership to the SeaChange Board.”

     Styslinger added, “Our Board and management team remain committed to serving the best interests of all SeaChange shareholders. We continue to explore strategic actions with regard to our portfolio of businesses in order to deepen our focus on software while currently taking action to improve the profitability of our video server business. Our Company is committed to reaching pre-tax margins within the Software segment of 10% for the full year fiscal 2011 and 15% for the full year fiscal 2012 through R&D cost reductions and other measures within our control, and the Media Services segment is expected to continue its profitable growth. Our objective is to achieve a 15% pre-tax margin for the entire Company.”

     On behalf of Ramius, Peter Feld, Managing Director, remarked, “We are pleased to have worked constructively with SeaChange with the shared goal of enhancing value for all shareholders. We support the Company’s strategy of focusing on its core software business and its commitment to significantly improve the profitability of the Company. We are confident that the appointments of Ed Terino and Raghu Rau to the Board will strengthen SeaChange and help to create value for all shareholders.”

    The complete Agreement will be included as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Mr. Edward Terino (56)
     Mr. Terino is President of GET Advisory Services, LLC, a strategic and financial management consulting firm focused on the technology and maritime industries, which he founded in 2009. From 2005 until December 2008, Mr. Terino served as the Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd., an international seaborne transporter of crude oil and petroleum products, where he successfully led the merger of Arlington with General Maritime Corporation in late 2008. From 1996 to 2005, Mr. Terino held Senior Vice President and Chief Financial Officer positions with several enterprise software companies including Art Technology Group, Inc., a provider of Internet-based e-commerce and customer service software focused on the Global 1000 market. Prior to Art Technology Group, Inc., Mr. Terino served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Applix, Inc., a provider of business intelligence software solutions. Mr. Terino also spent eleven years at Houghton Mifflin Company, a leading educational publisher in the U.S. in various senior financial management positions and nine years at Deloitte & Touche in its consulting services group. Mr. Terino was appointed to serve as a Director of S1 Corporation in April 2007, Phoenix Technologies Ltd. In November 2009, and Baltic Trading Limited in March 2010. Mr. Terino is Chairman of the Audit Committees and is a member of the Compensation Committees for all three companies. From October 1999 until March 2006, Mr. Terino served as a Director of EBT International Inc., which was liquidated in 2006. Mr. Terino holds a B.S. degree from Northeastern University and an MBA from Suffolk University.

Mr. Raghavendra Rau (61)
     Mr. Raghavendra (Raghu) Rau, 61, is a strategic advisor specializing in global marketing and business strategy and venture capital and market development for high-technology companies. Mr. Rau currently serves on the Marketing Advisory Board of Cleversafe, Inc., a provider of dispersed data storage technologies, and on the Strategic Advisory Board of IOCOM Integrated Communications, a provider of software and related services to companies, research labs, and government institutions. From 1992 to 2008, Mr. Rau held a number of positions with Motorola, Inc., including leadership positions in marketing and strategy, most recently serving as the Senior Vice President, Mobile TV Solutions Business from 2007 to 2008. Since May 2010, Mr. Rau has also served as a director of Microtune, Inc., a designer of advanced radio frequency electronics.

About SeaChange
     SeaChange International is a leading provider of software applications, services and integrated solutions for video-on-demand (VOD), digital advertising, and content acquisition monetization and management. Its powerful open VOD and advertising software and scalable hardware enable cable and telco operators, as well as broadcasters, to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy Award-winning and patented technology, thousands of SeaChange deployments are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. Headquartered in Acton, Massachusetts, SeaChange has product development, support and sales offices around the world. Visit www.schange.com.

About Ramius LLC
     Ramius LLC is an investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo, Hong Kong and Munich.

Safe Harbor Provision

Statements in this release may contain certain forward-looking statements. All statements included in this release concerning activities, events or developments that SeaChange expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by SeaChange from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption “Risk Factors” in SeaChange’s Annual Report on Form 10-K filed with the Commission on April 9, 2010. Any forward-looking statements should be considered in light of those factors. SeaChange cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. SeaChange disclaims any obligation to publicly update or revise any such statements to reflect any change in SeaChange’s expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

SeaChange will file a proxy statement in connection with its 2010 Annual Meeting of Shareholders. Shareholders are strongly advised to read the proxy statement when it becomes available because it contains important information. Investors will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at www.sec.gov. Copies of the proxy statement and any amendments and supplements will also be available for free at the Company’s website at www.schange.com or by writing to SeaChange, 50 Nagog Park, Acton, MA 01720, Attention: Investor Relations. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of the Company’s shareholders will be available on a Schedule 14A filed with the SEC.